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                                                                   EXHIBIT 4.01

                          FIRST SUPPLEMENTAL INDENTURE


     FIRST SUPPLEMENTAL INDENTURE, dated as of February 14, 1997, by and among FHP International Corporation, a Delaware corporation (the "Company") having its principal office at 9900 Talbert Avenue, Fountain Valley, California 92708, PacifiCare Health Systems, Inc., a Delaware corporation, formerly known as N-T Holdings, Inc. ("PacifiCare") having its principal office at 5995 Plaza Drive, Cypress, California 90630, and The Chase Manhattan Bank ("Trustee"), a New York banking corporation having its Corporate Trust Office at 450 W. 33rd Street 15th Floor, New York, New York 10001 (successor in interest to The Chase Manhattan Bank, N.A.), as Trustee under the Indenture hereinafter mentioned.

     WHEREAS, by an Indenture dated as of September 22, 1993 ("Indenture") between the Company and the Trustee, the Company provided for the issuance of its 7% Senior Notes due 2003 (the "Notes"), in the aggregate principal amount of one hundred million dollars ($100,000,000), within the provisions and upon the terms stated in the Indenture; and

     WHEREAS, the Notes were duly executed, authenticated and delivered in the aggregate principal amount of one hundred million dollars ($100,000,000), all of which are now outstanding in the full face amount thereof; and

     WHEREAS, substantially contemporaneous herewith the Company has become a wholly-owned subsidiary of PacifiCare through a merger transaction whereby a subsidiary of PacifiCare has been merged into the Company (the "Merger"); and

     WHEREAS, PacifiCare desires to assume, jointly and severally with the Company, the obligation to make due and punctual payment of the principal of (and premium, if any) and interest on the Notes now outstanding and of certain covenants and obligations of the Company under the Indenture; and

     WHEREAS, although certain sections of the Indenture refer to the rights or obligations of obligors on the Notes other than the Company, the Indenture does not contain any express provisions providing for the assumption of the obligations under the Notes and the Indenture by a joint obligor with the Company; and

     WHEREAS, an ambiguity thus exists under the terms of the Indenture, which ambiguity


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the Company, PacifiCare and the Trustee desire to cure; and

     WHEREAS, the structure of the Merger was not contemplated by the Indenture and questions have arisen under the Indenture as to certain matters related to the assumption of the Company's obligations under the Notes and the Indenture by a joint obligor; and

     WHEREAS,   Section 901(8) of the Indenture permits the execution of a supplemental indenture, without the consent of the Holders (as defined in the Indenture), to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision therein, or to make any provision with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of the Holders in any material respect; and

     WHEREAS, because after the assumption by PacifiCare the Holders will be entitled to look to both the Company and PacifiCare to satisfy the payment obligations under the Notes, the Company and PacifiCare are of the view that such assumption and the other terms set forth in this First Supplemental Indenture do not adversely affect the interests of the Holders in any material respect and that the execution of this First Supplemental Indenture is authorized under Section 901(8) of the Indenture; and

     WHEREAS, the Company and PacifiCare have been duly authorized by resolutions of their respective Boards of Directors to enter into, execute and deliver this First Supplemental Indenture providing for such assumption; and

     WHEREAS, all action required to make this First Supplemental Indenture a valid and binding instrument has been duly taken and performed.

     NOW, THEREFORE, the Indenture is hereby amended and supplemented as hereinafter provided.

                                      ARTICLE I
                   ASSUMPTION OF PAYMENT OBLIGATIONS BY PACIFICARE

     SECTION 1.1 PacifiCare hereby expressly assumes, jointly and severally with the Company, the due and punctual payment of the principal of (and premium, if any) and interest on the outstanding Notes in accordance with the terms of the Notes and the Indenture when


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and as the same become due and payable (whether at the stated maturity thereof or at such earlier dates, if any, as such Notes become due and payable by reason of redemption or otherwise or acceleration upon default).

                                      ARTICLE II
                                      AMENDMENTS

     SECTION 2.1 In Section 101 of the Indenture, the definition of "Discharged" is amended by inserting "and PacifiCare" after "the Company" in the first line thereof.

     SECTION 2.2 Section 106 of the Indenture is amended by adding thereto the following paragraph:

          "(3) PacifiCare by the Trustee, the Company or any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, to PacifiCare at PacifiCare Health Care Systems, Inc., 5995 Plaza Drive, Cypress, California 90630 or at any other address previously furnished in writing to the Trustee by PacifiCare, Attention:
     Treasurer."

     SECTION 2.3 Section 401(a) of the Indenture is amended by deleting "the Company" in the first line thereof and substituting therefor "Each of the Company and PacifiCare" and by adding "and PacifiCare's rights and obligations under Section 404" after the reference to Section 607 in the third line thereof.

     SECTION 2.4 The first paragraph of Section 401(b) of the Indenture is amended by deleting "the Company" and "the Company's" wherever they appear therein and substituting therefor "each of the Company and PacifiCare" or "each of the Company's and PacifiCare's". In addition, the phrase "to the extent applicable," shall be added in the ninth line after the reference to Section 1010. Sections 401(b)(1) through (6) are each amended by inserting "or PacifiCare" after "Company" wherever it appears in each of those Sections.

     SECTION 2.5 Section 403 of the Indenture shall be amended by inserting "or PacifiCare" after "the Company" wherever it appears, by inserting "or PacifiCare Request, as applicable," after "Company Request" in the third line thereof and by adding to the end of such section the following:


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          "For purposes of this Section 403, the term  PacifiCare Request' shall have the same meaning with respect to PacifiCare as the term Company Request' has with respect to the Company under the definition of Company Request" in Section 101 of the Indenture."

     SECTION 2.6 Section 404 of the Indenture is amended by inserting "and PacifiCare's" after "the Company's" in the sixth line thereof and inserting "or PacifiCare" after "Company" wherever it appears in such Section.

     SECTION 2.7 Sections 501(3), (4), (5), (6) and (7) of the Indenture are each amended by inserting "or PacifiCare" after "Company" wherever it appears in each of those Sections.

     SECTION 2.8 Section 502 of the Indenture is amended by inserting "or PacifiCare" or "or PacifiCare's" after "Company" or "Company's", as appropriate, wherever they appear in that Section.

     SECTION 2.9 Section 509 of the Indenture is amended by inserting "PacifiCare," after "Company," in the sixth line thereof.

     SECTION 2.10 Section 515 of the Indenture is amended by deleting "The Company" in the first line thereof and substituting therefor "Each of the Company and PacifiCare", and by deleting "the Company" in the seventh line thereof and substituting therefor "each of the Company and PacifiCare".

     SECTION 2.11 Section 704 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in its stead the following:

          "PacifiCare shall:

               (1) file with the Trustee, within 15 days after PacifiCare is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which PacifiCare may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if PacifiCare is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary

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     and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by PacifiCare with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations."

     SECTION 2.12 Section 902 of the Indenture is amended by inserting "PacifiCare, when authorized by a Board Resolution of PacifiCare," after "Resolution".

     SECTION 2.13 Section 1004 of the Indenture is amended by inserting "(a)" after "Article Eight of this Indenture", in the first line thereof, and by adding thereto the following paragraph:

          "(b) PacifiCare will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that PacifiCare shall not be required to preserve any such right or franchise if PacifiCare shall determine that the preservation thereof is no longer desirable in the conduct of the business of PacifiCare and that the loss thereof is not disadvantageous in any material respect to the Holders."

     SECTION 2.14 Section 1005 of the Indenture is amended by inserting "(a)" before "The" in the first line thereof, and by adding thereto the following paragraph:

          "(b) PacifiCare will cause all Property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of PacifiCare may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent PacifiCare from discontinuing the operation or maintenance of or disposing of any of such properties if such discontinuance or disposition is, in the judgment of PacifiCare, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders. For purposes of this Section 1005(b), the term


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     'Subsidiary' shall have the same meaning with respect to PacifiCare as it has with respect to the Company under the definition of 'Subsidiary' in
     Section 101 of the Indenture."

     SECTION 2.15 Section 1006 of the Indenture is amended by inserting "(a)" before "The" in the first line thereof, and by adding thereto the following paragraph:

          "(b) PacifiCare will pay or discharge or cause to be paid or discharged, before this same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon PacifiCare or any Subsidiary or upon the income, profits and property in its direct custody and operating control, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of PacifiCare or any Subsidiary; PROVIDED, HOWEVER, that PacifiCare shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. For purposes of this Section 1006, the term 'Subsidiary' shall have the same meaning with respect to PacifiCare as it has with respect to the Company under the definition of 'Subsidiary' in Section 101 of the Indenture."

                                     ARTICLE III
                       ENDORSEMENT AND CHANGE OF FORM OF NOTES

     SECTION 3.1 Pursuant to Section 906 of the Indenture, Notes authenticated and delivered after the date of execution hereof in exchange or substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall have stamped or typewritten by the Trustee or have printed thereto the following notation in addition to, and not in lieu of, any other notations set forth thereon:

     PacifiCare has assumed, jointly and severally with the Company, the due and punctual payment of the principal of (and premium, if any) and interest on the Notes, pursuant to a First Supplemental Indenture, dated as of January ___, 1997 among the Company, PacifiCare and The Chase Manhattan Bank as Trustee under the within mentioned Indenture.

     SECTION 3.2 Notwithstanding anything to the contrary contained herein, the Trustee shall not at any time be obligated to require or cause Notes to be presented or delivered to it

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for any purpose provided for in this Article III.


                                      ARTICLE IV
                                    MISCELLANEOUS

     SECTION 4.1 This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.

     SECTION 4.2 This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     SECTION 4.3 This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and shall form a part thereof, and the Indenture, subject to the provisions in this First Supplemental Indenture, is hereby confirmed.

     SECTION 4.4 The recitals contained herein shall be taken as statements of the Company and PacifiCare, as appropriate, and the Trustee assumes no responsibility for their correctness.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the date and year first above written.

[SEAL]                        FHP INTERNATIONAL CORPORATION

Attest:
                              By:
                                  -----------------------------------------

                              Its:
                                  -----------------------------------------


[SEAL]                        PACIFICARE HEALTH SYSTEMS, INC.

Attest:
                              By:
                                  -----------------------------------------

                              Its:
                                  -----------------------------------------


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[SEAL]                        THE CHASE MANHATTAN BANK


Attest:
                              By:
                                  -----------------------------------------

                              Its:
                                  -----------------------------------------



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